Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128904) pertaining to the Avalon Pharmaceuticals Inc.’s Amended and Restated 1999 Stock Plan and the Avalon Pharmaceuticals Inc.’s 2005 Omnibus Long-Term Incentive Plan of our report dated March 23, 2006, with respect to the financial statements of Avalon Pharmaceuticals included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

McLean, Virginia
March 30, 2006